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                                                                     EXHIBIT 4.2

                                    GUARANTY

     GUARANTY made by EL PASO ENERGY CORPORATION, a Delaware corporation (herein, together with its successors and assigns, called the "Guarantor").

                                  WITNESSETH:

     WHEREAS, DeepTech International Inc., a Delaware corporation ("DeepTech") has issued 11% Senior Subordinated Promissory Note due May 31, 2000 (the "Note"), in the principal amount of $15,350,000, dated January 23, 1997, originally payable to Hare & Co. and reissued as payable to Bost & Co. or any subsequent holder (collectively, the "Holder").

     WHEREAS, DeepTech, Guarantor, El Paso Natural Gas Company, a Delaware corporation, and El Paso Acquisition Company, a Delaware corporation ("Merger Sub") have entered into that certain Agreement and Plan of Merger, dated February 27, 1998 (the "Merger Agreement"), as amended by Amendment No. 1 dated June 16, 1998 (as amended, the "Amended Merger Agreement"), pursuant to which DeepTech will merge with Merger Sub (the "Merger").

     WHEREAS, the consummation of the Merger is conditioned upon, among other things, the Holder having consented to certain amendments to the Note.

     WHEREAS, the surviving corporation of the Merger (the "Company") and the Trustee are entering into that Amendment No. 1 to the Note ("Amendment No. 1") dated June 18, 1998, to amend the Note.

     WHEREAS, the Guarantor will derive direct and indirect benefit from the consummation of the transactions contemplated by the Merger Agreement.

     NOW THEREFORE, to induce the Holder to enter into Amendment No. 1, Guarantor hereby agrees with and for the benefit of the Holder (which term, together with all other terms used in this Guaranty without definition, shall have the same respective meanings given thereto in the Note) as follows:

          1. The Guarantor hereby unconditionally guarantees to the Holder that:
     (i) the Company will promptly and punctually perform and observe each and every agreement, covenant and condition on the part of the Company to be performed or observed, which agreement, covenant or condition is contained in the Note or Amendment No. 1 (all of said instruments being herein collectively called the "Operative Instruments"), (ii) all sums stated in the Operative Instruments to be payable and all other amounts payable pursuant to the Operative Instruments, including, without limitation, the principal of, the interest and any premium on, the Note, will be promptly paid in full when due in accordance with the provisions thereof, whether at maturity or as a prepayment or by acceleration or otherwise, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the applicable Operative Instrument, and (iii) the Guarantor will, promptly after demand, pay to the Holder, the costs and expenses incurred in connection with enforcing the rights of said Holder against the Guarantor following any default in the due performance or observance of any agreement, covenant or condition on the part of the Company to be performed or observed under any of the Operative Instruments, including without limitation, the fees and expenses of counsel.

          2. This is an unconditional and absolute guaranty of payment and not a guaranty of collection, and if for any reason any duty, agreement or obligation of the Company contained in any Operative Instrument shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with any Operative Instrument shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the person entitled to receive the same, regardless of any defense or set-off or counterclaim which the Company or any other person may have or assert and regardless of whether or not the Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights
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     against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of any Operative Instrument or at law or in equity, and regardless of any other condition or contingency.

          3. The Guarantor hereby unconditionally: (i) waives any requirement that the Holder, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company or any other person before demanding payment under or seeking to enforce this Guaranty;
     (ii) covenants that this Guaranty will not be discharged except by complete performance of all obligations contained in every Operative Instrument;
     (iii) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of any Operative Instrument or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (iv) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount at any time payable by the Company under or in connection with, any operative Instrument.

          4. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of any Operative Instrument, although made without notice to or the consent of the Guarantor, or any waiver by the Holder, or by any other person, of the performance or observance by the Company or the Guarantor of any of the agreements, covenants, terms or conditions contained in any Operative Instrument, or any indulgence in or the extension of the time for payment by the Company or the Guarantor of any amounts payable under or in connection with any Operative Instrument or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of any Operative Instrument or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Guarantor set forth in any Operative Instrument, or the voluntary or involuntary liquidation, administration, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceeding, affecting the Company or the Guarantor or any assets of the Company or the Guarantor, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any Operative Instrument by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing.

          5. If the Guarantor shall be required to make any payments on account of the Note or otherwise in accordance with any Operative Instrument and pursuant to this Guaranty, the Guarantor shall be subrogated to the rights of the Holder of the Note (subject to the prior payment in full in cash of all principal, interest and premium, if any, due on the Note and all amounts payable under the Operative Instruments) to receive payments or distributions of assets of the Company payable or distributable to said Holder until the Guarantor shall have been repaid in full.

          6. If at any time any payment received by the Holder under any Operative Instrument is required to be repaid by such Holder, the obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall be reinstated for not less than one year as if such payment had not been made.

          7. This Guaranty may not be amended or modified except by a writing executed by the Guarantor with the written consent of the Holder executed thereon. The obligations of the Guarantor under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

          8. This Guaranty shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed
on its behalf by its officer thereunto duly authorized, this      day of
          , 1998.

                                            EL PASO ENERGY CORPORATION

                                            By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                            Address for Notices for the
                                            Guarantor:

                                            1001 Louisiana
                                            Houston, Texas 77002
                                            Attention: William A. Wise
                                            Facsimile No.: (713) 757-6030

                                            and

                                            Attention Britton White, Jr.
                                            Facsimile No.: (713) 757-1872

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